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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  April 12, 2000


                                EMB CORPORATION
                                ---------------
            (Exact name of registrant as specified in its charter)



        Hawaii                           1-11883                 95-3811580
-------------------------------    ---------------------      ----------------
(State or other jurisdiction of    (Commission File No.)      (I.R.S. Employer
incorporation or organization)                             (Identification No.)



        3200 Bristol Street, Eighth Floor, Costa Mesa, California 92626
        ---------------------------------------------------------------
                   (Address of principal executive offices)


     Registrant's telephone number, including area code:  (714) 437-0738


                                   N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.
          ------------------------------------

      On April 12, 2000, the Company entered into an Amended and Restated Purchase Agreement with E-Net Financial Corporation, a Nevada corporation ("E-Net"), and consummated its transaction with E-Net, whereby E-Net acquired certain assets of the Company. The assets sold to E-Net constitute the financial services subsidiaries of the Company. E-Net acquired all of the outstanding stock, currently held by the Company, of American Residential Funding, Inc., and Bravo Real Estate, Inc. In addition, the Company, pursuant to the agreement previously transferred to E-Net all of the rights of the Company to acquire Titus R. E. LLC ("Titus"), under an existing Letter of Intent between the Company and Titus. In exchange, the Company received 7,500,000 shares of common stock of E-Net, which will be included in a registration statement to be filed by E-Net with the S.E.C., cash in the amount of $1,595,000 and a short-term promissory note in the amount of $2,405,000. Upon effectiveness of the E-Net registration statement, the Company will distribute the E-Net common stock received by the Company as a result of this transaction to the Company's shareholders as a dividend. The Company has set a record date of May 31, 2000 for this distribution.

Item 7.   FINANCIAL STATEMENTS OR EXHIBITS.
          --------------------------------

          a.  Financial Statements.
              --------------------

                   None.

          b.  Exhibits.
              --------

              10.1 Amended and Restated Purchase Agreement by and between EMB Corporation and E-Net Financial Corporation dated April 12, 2000.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:  April 17, 2000                 EMB CORPORATION



                                      /s/ James E. Shipley
                                      ---------------------------
                                      James E. Shipley, President